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                                                                     Exhibit 11

                                BINGHAM DANA LLP
                               150 Federal Street
                           Boston, Massachusetts 02110

                                  June 15, 2001

CitiFunds Tax Free Income Trust
7 World Trade Center
New York, New York  10048

Ladies and Gentlemen:

         We have acted as counsel to CitiFunds Tax Free Income Trust, a Massachusetts business trust ("CitiFunds Trust") in connection with CitiFunds Trust's Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about June 15, 2001 (the "Registration Statement") with respect to the shares of its series, Citi National Tax Free Income Fund (the "Shares"), to be issued in exchange for substantially all of the assets of the Salomon Brothers National Intermediate Municipal Fund (the "Acquired Fund"), a series of the Salomon Brothers Series Fund Inc ("SBSF"), as described in the Registration Statement.

         In connection with the furnishing of this opinion, we have examined the following documents:

                  (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of CitiFunds Trust;

                  (b) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of CitiFund's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State (the "Declaration of Trust");

                  (c) a Certificate executed by the Secretary or Assistant Secretary of CitiFunds Trust, certifying as to, and attaching copies of, CitiFunds Trust's Declaration of Trust, By-Laws and certain resolutions adopted by the Trustees of CitiFunds Trust;

                  (d) a draft of the Registration Statement on Form N-14 dated June 15, 2001 (the "Registration Statement"); and

                  (e) a copy of the Form of Agreement and Plan of Reorganization between CitiFunds Trust and SBSF.

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the draft referred to in paragraph (d) above.

         This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

         This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to the transaction referred to herein.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that:

         1. CitiFunds Trust has been duly established as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust" and is existing under the laws of The Commonwealth of Massachusetts.

         2. The Shares to be delivered to the Acquired Fund pursuant to the Agreement and Plan of Reorganization will be, when issued and sold in accordance with the Declaration of Trust and By-Laws of CitiFunds Trust in exchange for the consideration described in the Agreement and Plan of Reorganization, legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of CitiFunds Trust may, under certain circumstances, be held personally liable for its obligations.

         We hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement, to the use of our name and to the references to our Firm in the Registration Statement. This consent, however, does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, because we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under such
Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ BINGHAM DANA LLP